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                                                                   Exhibit 11.1

                                    PERCLOSE, INC.

                       Statement Re: Computations of Loss Per Share


                                               Three Months Ended
                                                    June 30,
                                             ------------------------
                                             1996                1995
                                             ----                ----


HISTORICAL
- ----------
Net loss                              $(1,471,905)
                                      -----------
                                      -----------

Weighted average common
shares outstanding                      9,498,871

Shares related to SAB
No. 55, 64 and 83                               -
                                      -----------

Total weighted average
common shares outstanding               9,486,251
                                      -----------
                                      -----------

Net loss per share                    $     (0.15)
                                      -----------
                                      -----------

PRO FORMA
- ---------
Net loss                                                   $(2,449,379)
                                                           -----------
                                                           -----------

Weighted average common shares
outstanding                                                  1,208,497

Convertible preferred stock                                  3,133,720

Shares related to SAB No. 55, 64
and 83                                                       2,107,366
                                                           -----------
Total weighted average common
shares outstanding                                           6,449,583
                                                           -----------
                                                           -----------
Pro forma net loss per share                                 $   (0.38)
                                                           -----------
                                                           -----------